UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Boston, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

AAO 2023 Annual Meeting Data Release

On November 6, 2023, Aura Biosciences, Inc. (the “Company”) presented positive clinical efficacy updates of belzupacap sarotalocan (“bel-sar”) for early stage choroidal melanoma (“CM”) with suprachoroidal (“SC”) administration at the American Academy of Ophthalmology (“AAO”) 2023 Annual Meeting. The Company issued a press release announcing these and other updates titled “Aura Biosciences Receives FDA Agreement Under Special Protocol Assessment (SPA) for CoMpass Phase 3 Clinical Trial of Belzupacap Sarotalocan (Bel-sar) in Early-stage Choroidal Melanoma.” A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with these updates, the Company updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the corporate presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

AAO 2023 Annual Meeting Data Release

On November 6, 2023, the Company announced that it has received agreement from the United States Food and Drug Administration (“FDA”) under a Special Protocol Assessment (“SPA”) for the design and planned analysis of CoMpass, the Company’s global Phase 3 clinical trial of bel-sar for the first-line treatment of adult patients with early-stage CM. The Company also announced the presentation of positive Phase 2 safety and efficacy data of bel-sar with 90% of patients at twelve months of follow-up evaluating two key clinical endpoints: tumor control and visual acuity preservation using SC route of administration for the first-line treatment of adult patients with early-stage CM. The results were presented at the AAO 2023 Annual Meeting, in San Francisco, California.

The Company received written agreement from the FDA under an SPA for the design and planned analysis of the Global Phase 3 CoMpass trial indicating concurrence by the FDA with the adequacy of the study, if successful, to address the objectives necessary to support the Company’s planned biologics license application submission. The Phase 3 trial is designed as a superiority trial comparing bel-sar versus sham. The trial is a global, multi-center, masked study, and it is intended to enroll approximately 100 patients randomized 2:1:2 to receive high dose regimen of bel-sar with SC administration, low dose regimen of bel-sar with SC administration, or a sham control. The primary endpoint is time to tumor progression, and the first key secondary endpoint is a composite time to event analysis that will compare the tumor control and visual acuity of the bel-sar high dose regimen to sham when the last patient completes their 15 months of follow up. The trial is powered at greater than 90%. The Company is on track to dose the first patient in the fourth quarter of 2023.

The Phase 2 trial is assessing the safety and preliminary efficacy of single- and multiple ascending-doses of bel-sar up to three cycles of treatment via SC administration for the first-line treatment of early-stage CM. A total of 22 adult patients have been enrolled in the trial including the single dose Cohorts 1-3 (n=6) and multiple dose escalation Cohorts 4-6 (n=16). Cohorts 5 and 6 (n=13) received up to three cycles of therapy, which was considered the therapeutic regimen for evaluation. One patient in Cohort 5 (n=3) received two cycles of therapy and two patients in Cohort 5 received three cycles of therapy (40 µg/dose). All patients from Cohort 6 (n=10) were assigned to receive three cycles of therapy at the highest dose (80 µg/dose). One patient from Cohort 6, who discontinued after one cycle due to unrelated serious adverse events (“SAEs”), is not included in the analysis. All patients in Cohorts 5 and 6 had active tumor growth at study entry, as an enrichment strategy to evaluate preliminary efficacy. This group of patients with active growth treated at the therapeutic regimen of three cycles was evaluated for tumor control, visual acuity preservation and tumor growth rate as the defined clinical endpoints to evaluate preliminary efficacy. The results, with 90% of patients at twelve months of follow-up who received three cycles of therapy in Cohorts 5 and 6, and who match the criteria for the global Phase 3 trial, showed a tumor control rate of 80% (8/10) and the visual acuity preservation rate was 90% (9/10). The majority of patients being at high-risk for vision loss with tumors close to the fovea or optic disk. For the 80% of patients that responded, data showed a statistically significant reduction in tumor growth rate (-0.382 mm/yr, p = <0.0001) compared to each patient’s documented growth rate at study entry. The overall tolerability profile of bel-sar was favorable, with no dose-limiting toxicities, treatment-related SAEs or significant AEs reported as of August 3, 2023. There was no posterior inflammation and only mild anterior inflammation (Grade 1) in approximately 18% of the patients which was self-limited or resolved with a short course of topical steroids. Treatment-related AEs were predominantly mild and resolved without sequalae. The Company believes these updated results indicate that bel-sar may offer a targeted, vision preserving therapy for the first-line treatment of primary CM, where 80% of patients are diagnosed at an early stage and have no approved therapies to date.

Preliminary Data from Phase 1 Trial in Bladder Cancer

On November 6, 2023, the Company announced in a press release that the ongoing Phase 1 trial has completed enrollment of the cohort that received bel-sar injection without light activation. Protocol mandated safety review found no safety issues and the study has proceeded to the bel-sar injection plus light activation cohorts. Preliminary data from the first patient in the light activated cohort of the trial, utilizing a single dose of bel-sar with light activation, demonstrated a clinical complete response demonstrated by absence of cancer cells on histopathology with evidence of extensive necrosis and immune activation.

Bel-sar is a novel investigational agent designed with a dual mechanism of action that includes targeted cytotoxicity and immune activation. The ongoing Phase 1 multi-center, open-label clinical trial is expected to enroll approximately 19 adult patients. The trial is designed to assess the safety and tolerability of bel-sar as a single agent. The trial will provide histopathological evaluation after the local treatment to assess bel-sar’s biological activity. In addition, the FDA has allowed an amendment to the protocol of the Company’s ongoing Phase 1 trial evaluating bel-sar, allowing the inclusion of adult patients with muscle invasive bladder cancer (“MIBC”) in addition to non-muscle invasive bladder cancer (“NMIBC”). The Company expects to provide more data in mid-2024.

Termination of ATM Prospectus

On November 6, 2023, the Company delivered written notice to Jefferies LLC (“Jefferies”) that it was suspending and terminating the prospectus related to the Company’s common stock, $0.00001 par value per share (the “ATM Prospectus”), issuable pursuant to the terms of the Open Market Sale AgreementSM, dated November 1, 2022 (the “Sales Agreement”), by and between the Company and Jefferies. The Company will not make any sales of its securities pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2022.

Forward Looking Statements

Statements contained under this Item 8.01 regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact may be deemed to be forward looking statements. Words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions that can be used to identify. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward looking statements include express or implied statements regarding Aura’s future expectations, plans and prospects, including, without limitation, statements regarding, but are not limited to, the therapeutic potential of bel-sar for the treatment of cancers including CM, MIBC, NMIBC and choroidal metastasis; any express or implied statements regarding the Company’s expectations for the Phase 2 and Phase 3 clinical trials of bel-sar for early-stage CM and the Phase 1 trial of bel-sar for MIBC and NMIBC; the potential approvability of bel-sar; and the Phase 2 trial of bel-sar for CM.

The forward-looking statements in this press release are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of the Company’s clinical trials may not be predictive of future results in connection with future clinical trials; the risk that interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with the Company’s clinical trial designs, even where the Company has obtained agreement with governmental authorities on the design of such trials, such as the Phase 3 SPA agreement with FDA; whether the Company will receive regulatory approvals to conduct trials or to market products; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ongoing and planned preclinical activities; and the Company’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties and other factors include those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on the Company’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2023, titled “Aura Biosciences Receives FDA Agreement Under Special Protocol Assessment (SPA) for CoMpass Phase 3 Clinical Trial of Belzupacap Sarotalocan (Bel-sar) in Early-stage Choroidal Melanoma”

99.2	Corporate presentation of the Company

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aura Biosciences, Inc.

Date: November 6, 2023	By:	/s/ Julie Feder
Julie Feder Chief Financial Officer